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                                                                      Exhibit 99


                    MEDIA RELATIONS CONTACT:         INVESTOR RELATIONS CONTACT:
                    LAURINDA WILSON                  GLEN SARVADY
                    (770) 840-1608                   (770) 734-3511
                    lwilson@checkfree.co             gsarvady@checkfree.com





             CHECKFREE BOARD EXPANDS STOCK REPURCHASE AUTHORIZATION
 APPROVAL SET FOR REPURCHASE OF UP TO 6 MILLION SHARES THROUGH SEPTEMBER 8, 1999

ATLANTA (OCTOBER 9, 1998) - CHECKFREE HOLDINGS CORPORATION (NASDAQ:CKFR) TODAY ANNOUNCED ITS BOARD OF DIRECTORS HAS APPROVED THE EXPANSION OF THE STOCK REPURCHASE PROGRAM IT ANNOUNCED SEPTEMBER 8. THE NEW PLAN EXPANDS THE COMPANY'S ORIGINAL AUTHORIZATION TO REPURCHASE UP TO 1.5 MILLION SHARES OF ITS COMMON STOCK, $.01 PAR VALUE, THROUGH SEPTEMBER 8, 1999, TO AUTHORIZATION TO REPURCHASE UP TO 6 MILLION SHARES OF ITS COMMON STOCK, $.01 PAR VALUE, THROUGH SEPTEMBER 8, 1999.

THE BOARD APPROVED THE REPURCHASE OF SHARES THROUGH OR WITH BROKERS AND DEALERS, OR IN NEGOTIATED PRIVATE TRANSACTIONS WITH SHAREHOLDERS, AS APPROVED BY MANAGEMENT. THE REPURCHASED SHARES CAN BE HELD AS TREASURY SHARES OR RETIRED.

UNDER THIS AUTHORITY, THE COMPANY HAS REPURCHASED 4.7 MILLION SHARES OF ITS COMMON STOCK TO DATE THROUGH A COMBINATION OF MARKET AND PRIVATELY NEGOTIATED TRANSACTIONS. THE 4.7 MILLION SHARES WERE PURCHASED AT AN AVERAGE PRICE OF $6.62 PER SHARE.

ABOUT CHECKFREE
---------------
FOUNDED IN 1981, CHECKFREE CORPORATION, THE OPERATING SUBSIDIARY OF CHECKFREE HOLDINGS, INC. (WWW.CHECKFREE.COM), IS THE LEADING PROVIDER OF ELECTRONIC COMMERCE SERVICES, SOFTWARE AND RELATED PRODUCTS FOR MORE THAN 2.4 MILLION CONSUMERS, 1,000 BUSINESSES AND 850 FINANCIAL INSTITUTIONS. CHECKFREE DESIGNS, DEVELOPS AND MARKETS SERVICES THAT ENABLE ITS CUSTOMERS TO MAKE ELECTRONIC PAYMENTS AND COLLECTIONS, AUTOMATE PAPER-BASED RECURRING FINANCIAL TRANSACTIONS AND CONDUCT SECURE TRANSACTIONS ON THE INTERNET.

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